EXHIBIT (Y)

                                   CANCELED
                           SECURED PROMISSORY NOTE

$800,000.00                 Nashville, Tennessee         December 24, 1997

CANCELED
        FOR VALUE RECEIVED, RadioSunGroup of Texas, Inc. ("Maker"), promises to pay to the order of Young Investments Company (a Nevada Partnership), the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00), together with all interest thereon at the fixed rate of TEN Percent (10%) per annum. Accrued interest shall be due and payable on January 31, 1998 and on the final day of each successive calendar month thereafter. Provided, however, on June 30, 1998, all principal and interest then unpaid shall be finally due and payable.

        All amounts due under this Note are payable at par in lawful money of the United States of America, at such place as the holder hereof (hereinafter "Holder") may direct.

        A default shall occur under this Note if Maker fails to make the payment required hereunder when due (time is of the essence hereof); or if Maker becomes insolvent, or if Maker files bankruptcy or receivership proceedings or has such proceedings filed against it; or if any property of Maker is subjected to attachment, execution or other process; or if a default occurs under any collateral document securing the indebtedness evidenced by this Note.

        Upon the occurrence of a default, as defined above. Holder may, at its option, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing, debts of Maker to Holder. Holder may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default. Following default, interest shall accrue on the principal balance hereof at the maximum lawful rate. Privilege is reserved to prepay this Note at any time. Provided, however, if this Note is prepaid, regardless of the date of prepayment, such prepayment shall be accompanied by such additional sums as may be required to ensure that Holder receives a full six months interest on this Note. For example, if this Note is prepaid on February 1, 1998 (and assuming the regular interest payment was made as scheduled on January 31,
1998), the prepayment shall be accompanied by an additional five months of interest as if the Note were paid in full on its maturity date of June 30, 1998.

        Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices which might otherwise be required by law. Holder may release collateral securing this Note or parties liable therefor, in its sole discretion.

        Maker's performance under the terms of this Note is secured by, and Maker hereby grants Holder a security interest in all of Maker's presently owned and hereafter acquired personal property and fixtures including all accounts receivable, equipment, goods, contract rights, general intangibles, furniture and other property of Maker. Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

        If any provision of this Note should for any reason be invalid or unenforceable, the other provisions hereof shall remain in full effect.

        Words used herein indicating gender or number shall be read as context may require.

        The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker hereof and attached to this Note.

                              RADIOSUNGROUP OF TEXAS, INC.




                              By: /s/John W. Biddinger
                                  -----------------------------
                                     JOHN W. BIDDINGER
                                     CHAIRMAN & PRESIDENT


For good and valuable consideration,
SunGroup, Inc. hereby guarantees to
Holder the timely payment and
performance of this Note.
SunGroup, Inc.'s guarantee of this
Note is absolute and unconditional.
SunGroup, Inc.'s guarantee of the
attached Note is irrevocable.
This guarantee constitutes a
guarantee of payment and
performance and not of collection.


Executed this 29th day of December, 1997.


SUNGROUP, INC.


By: /s/ JAMES A. HOETGER
   ---------------------------
        JAMES A. HOETGER
        VICE PRESIDENT/CHIEF FINANCIAL OFFICER

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